Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this registration statement on Form F-4 (“Registration Statement”) of our report dated October 9, 2026, relating to the consolidated financial statements of Scancell Holdings plc., appearing in the proxy statement/prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such proxy statement/prospectus.

/s/ RSM US LLP

Boston, Massachusetts

October 9, 2026